UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street

Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2015 (the “Effective Date”), Nicholas J. Caruso, Jr. was elected to the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”). Mr. Caruso was also appointed to serve on the Audit Committee and Conflicts Committee of the Board. In connection with Mr. Caruso’s appointment, the size of the Board of the General Partner was increased from seven directors to eight directors.

The Board has determined that Mr. Caruso is an independent director within the rules of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is an audit committee financial expert, as such term is defined in Item 407(d) of Regulation S-K.

Mr. Caruso will participate in the General Partner’s Non-Employee Director Compensation Arrangement, a copy of which is attached as Exhibit 10.12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and is incorporated herein by reference. Under the Non-Employee Director Compensation Arrangement, Mr. Caruso was granted 6,454 common units of the Partnership, which is equivalent to $75,000 based on a per unit price of $11.62, which is the average closing daily sales price of the Partnership’s common units for the ten trading days immediately preceding the Effective Date.

The Partnership issued a press release regarding Mr. Caruso’s appointment to the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Southcross Energy Partners, L.P. dated July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: July 20, 2015	By:	/s/ Bret M. Allan
		Name:	Bret M. Allan
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Southcross Energy Partners, L.P. dated July 20, 2015.